UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2007

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition or Disposition of Assets

On February 28, 2007, Transgenomic, Inc. (the “Registrant”) sold its warehouse facility located in Glasgow, Scotland (the “Facility”) to Construction Industry Training Board, an unaffiliated entity. The Facility had been used by the Registrant in connection with its discontinued Nucleic Acids operating segment. The gross sale price for the Facility was £1.5 million, which resulted in net proceeds to the Registrant (after transaction expenses and fees paid to the real estate brokers) of approximately £1.4 million (US $2.7 million). The net proceeds will be used primarily for general working capital purposes. The sale of the Facility did not result in any significant gain or loss to the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2007	TRANSGENOMIC, INC.

	By:	/s/ Debra A. Schneider
Debra A. Schneider Chief Financial Officer